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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

      This Employment Agreement is entered into this 17th day of August 2005, between SFX Entertainment, Inc., d/b/a Clear Channel Entertainment (the "Company") and Michael Rapino (the "Employee"), and effective on the date signed by the Company (Effective Date").

      WHEREAS, the Company and the Employee desire to enter into an employment relationship under the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    TERM OF EMPLOYMENT.

The Employee's term of employment starts on the Effective Date of this Agreement and ends on the close of business on August 31, 2007 (the "Employment Period" or "Term of Employment"). However, beginning on August 31, 2007, the Employment Period shall be automatically extended from day to day for twelve months, so that commencing on September 1, 2007 and continuing for so long thereafter as Employee is employed hereunder, there will always be exactly one year remaining in the Term of Employment hereunder, until either party terminates in accordance with Section 7. The term "Employment Period" or "Term of Employment" shall refer to the Employment Period if and as so extended. Upon the closing of the proposed spin-off of the Entertainment business from Clear Channel Communications, Inc., as announced on April 29, 2005, this Agreement shall be automatically assigned by SFX Entertainment, Inc. to, and assumed by, CCE Spinco, Inc. (or other name as such entity may assume, and referred to herein as "CCE Spinco"), the parent entity for the newly independent, publicly traded company, and Employee shall then report to the Chairman of the Board of Directors of such entity.

2.    TITLE AND DUTIES.

      (a) DUTIES. The Employee's title is President and CEO, SFX Entertainment, Inc., d/b/a Clear Channel Entertainment. The Employee will perform job duties that are usual and customary for this position, and will perform additional services and duties that the Company may from time to time designate that are consistent with the usual and customary duties of this position. The Employee will report to President and CEO, Clear Channel Communications, Inc., currently Mark P. Mays. The Employee will devote his full working time and efforts to the business and affairs of Company.

      (b) EXCLUSIVE SERVICES. During employment with the Company, Employee shall not be employed elsewhere, nor shall he engage in any competitive activity and, except as set forth in the preceding clause (a) of this Section 2, Employee shall not render any services to any other person or business, or acquire any interest of any type in any other business which is in competition with Company, provided, however, that the foregoing shall not be deemed to prohibit Employee from acquiring, solely as an investment, (i) up to 10% of any securities of a

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partnership, trust, corporation or other entity so long as Employee remains a passive investor in such entity and such entity is not, directly or indirectly, in competition with Company or (ii) up to 5.0% of the outstanding equity interests of any publicly held company.

3.    COMPENSATION AND BENEFITS

      (a) BASE SALARY. The Company will pay the Employee an annual base salary of $550,000.00. Company agrees that the salary will not be decreased in the future. All payments of base salary will be made in installments according to the Company's regular payroll practice, prorated monthly or weekly where appropriate, and subject to any increases that are determined to be appropriate by the Compensation Committee of the Company's Board of Directors ("Compensation Committee").

      (b) PERFORMANCE BONUS. No later than March 31 of each year, Employee will be eligible to receive a performance bonus for the prior year. Employee is not required to be employed by Company on the date of the bonus payment in order to receive it. The amount of annual bonus for any partial year of this Agreement will be prorated monthly unless Employee is terminated for Cause. The potential performance bonus for calendar year 2005 is stated on the attached Exhibit A. The 2005 bonus shall not be prorated and shall be in lieu of any other prior bonus agreement. For calendar years 2006, 2007, and any additional years under this Agreement, any performance bonus shall be at the discretion of the Compensation Committee; however, the Company shall not set incentive performance criteria for 2006 and 2007 that are more stringent or less favorable to Employee than the requirements stated in Exhibit A.

      (c) EMPLOYMENT BENEFIT PLANS. The Employee will be entitled to participate in all pension, profit sharing, and other retirement plans, all incentive compensation plans, and all group health, hospitalization and disability or other insurance plans, paid vacation, sick leave and other employee welfare benefit plans in which other similarly situated employees of the Company may participate as stated in the Employee Guide.

      (d) VACATION. Employee will be entitled to accrue twenty days of paid vacation per calendar year, with such accrual pro-rated for partial years and suspended for periods of unpaid leave, and subject to the Company's policy regarding maximum vacation accrual.

      (e) EXPENSES. The Company will pay or reimburse the Employee for all normal and reasonable travel and entertainment expenses incurred by the Employee in connection with the Employee's responsibilities to the Company upon submission of proper vouchers in accordance with the Company's expense reimbursement policy. The Company's obligation to provide reimbursement for expenses incurred during the Employee's employment by the Company shall survive any termination of the Employee's employment. The Company will provide the Employee with access to a credit card, subject to the approval of the credit card company and based on the Employee's credit history, and which should only be used for business purposes. Payment is the responsibility of the Employee.

      (f) MISCELLANEOUS. During full-time employment under this Agreement, the Company will have a laptop computer and cellular phone available for Employee to use for

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business purposes. Employee will also be provided with Assistant services.
Employee will be provided with the use of an office befitting his position as an Executive of the Company.

      (g) STOCK OPTIONS. Employee shall receive a grant of 120,000 stock options for shares of common voting stock in CCE Spinco. Such grant shall be contingent on the closing of the spin-off of the Company from its current parent, Clear Channel Communications, Inc. and issued at the time of the spin-off of the Company. The option price shall be the fair market value on the grant date, which shall be on the 3rd day following the closing of the anticipated spin-off of the Company from its current parent, Clear Channel Communications, Inc. Any further stock option grants for shares of voting common stock will be granted based upon the performance of the Employee, which will be assessed in the sole discretion of the Compensation Committee of the Board. Options shall be issued in a manner consistent with the current vesting schedule for Clear Channel Communications, Inc. or as subsequently amended by the Board of CCE Spinco; however, subsequent amendments to the vesting schedule shall be no less favorable to Employee unless he agrees to such amendment. Of the options that are granted, ISOs shall be granted to the extent allowed by law; otherwise, non-qualified options shall be granted. If the Compensation Committee determines that Employee's performance merits issuance of options, then such options shall be issued as stated on the attached Exhibit A for calendar year 2005. For future years, any grant of options shall be determined in the discretion of the Compensation Committee; however, for 2006 and 2007, the Company shall not set incentive performance criteria that are more stringent or less favorable to Employee than the requirements stated in Exhibit A. All option grants shall be made under the terms and conditions set forth in the applicable Stock Option Plan under which they are issued. The Company reserves the right to modify any future Company stock option plan with respect to the change of control or any other provision of said plan. The Company's obligations under this Section are conditioned upon and subject to the Company's decision, in its sole discretion, to alter, suspend or discontinue its stock option grant program, but if the Company does so, it shall replace the program with an alternative form or method of compensation which would yield equal compensation to Employee for the same level of performance.

4.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

      During the course of the Employee's employment with the Company, the Company will provide the Employee with access to certain confidential information, trade secrets, and other matters which are of a confidential or proprietary nature, including but not limited to the Company's customer lists, pricing information, production and cost data, compensation and fee information, strategic business plans, budgets, financial statements, and other information the Company treats as confidential or proprietary (collectively the "Confidential Information"). The Company provides on an ongoing basis such Confidential Information as the Company deems necessary or desirable to aid the Employee in the performance of his duties. The Employee understands and acknowledges that such Confidential Information is confidential and proprietary, and agrees not to disclose such Confidential Information to anyone outside the Company except to the extent that (i) the Employee deems such disclosure or use reasonably necessary or appropriate in connection with performing his duties on behalf of the Company; (ii) the Employee is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information, provided that in such case, the Employee shall promptly inform the Company of such event, shall cooperate with the Company

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in attempting to obtain a protective order or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with any such court order; (iii) the Employee may disclose Confidential Information to his attorneys and financial advisors, provided Employee advises his attorneys and financial advisors that such Confidential Information is confidential and that by receiving such Confidential Information such attorneys and financial advisors are agreeing to be bound by this Section; or (iv) such Confidential Information becomes generally known to and available for use in the industries in which the Company does business, other than as a result of any action or inaction by the Employee. The Employee further agrees that he will not during employment and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with the Company. At such time as the Employee shall cease to be employed by the Company, he will immediately turn over to the Company all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them, provided to or created by him during the course of his employment with the Company, provided however, that Employee shall be entitled to retain a copy of his personal rolodex. This nondisclosure covenant is binding on the Employee, as well as his heirs, successors, and legal representatives, and will survive any expiration or termination of this Agreement, or the end of employment, regardless of the reason or circumstance.

5.    NONSOLICITATION OF COMPANY EMPLOYEES OR VENDORS.

      To further preserve the rights of the Company pursuant to the nondisclosure covenant discussed above, and for the consideration promised by the Company under this Agreement, during the term of the Employee's employment with the Company and for a period of 12 months thereafter, regardless of the reason for the termination or end of employment, the Employee will not, directly or indirectly, (i) hire any current or prospective employee or vendor of the Company, or any subsidiary or affiliate of the Company (including, without limitation, any current employee or vendor of the Company within the 6-month period preceding the Employee's last day of employment with the Company or within the 12-month period of this covenant) who worked, works, or has been offered employment by the Company; (ii) solicit or encourage any such employee to terminate their employment or any vendor to terminate its business relationship with the Company, or any subsidiary or affiliate of the Company; or
(iii) solicit or encourage any such employee or vendor to accept employment or a contract with any business, operation, corporation, partnership, association, agency, or other person or entity with which the Employee may be associated. This Nonsolicitation Covenant is binding on the Employee and will survive the expiration or termination of this Agreement, or the end of employment for any reason.

6.    NON-COMPETITION DURING TERM.

      To further preserve the rights of the Company pursuant to the nondisclosure covenant stated above, and for the consideration promised by the Company under this Agreement, during the Employee's employment with the Company the Employee will not, directly or indirectly, as an owner, director, principal, agent, officer, employee, partner, consultant, servant, or otherwise, carry on, operate, manage, control, or become involved in any manner with any business, operation, corporation, partnership, association, agency, or other person or entity which is in the same business as the Company in any location in which the Company, or any parent, subsidiary

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or affiliate of the Company, operates or has plans or has projected to operate during the Employee's employment with the Company, including any area within a 50-mile radius of any such location. The foregoing shall not prohibit the Employee from owning up to 5.0% of the outstanding stock of any publicly held company.

      The Company and the Employee agree that the restrictions contained in this noncompetition covenant are reasonable in scope and duration and are necessary to protect the Company's business interests and Confidential Information.

7.    TERMINATION.

      The Employee's employment with the Company may be terminated under the following circumstances:

      (a) DEATH. The Employee's employment with the Company shall terminate upon his death.

      (b) DISABILITY. The Company may terminate the Employee's employment with the Company if, as a result of the Employee's incapacity due to physical or mental illness, the Employee is unable to perform his duties under this Agreement on a substantially full-time basis for more than 90 days in any 12 month period, as determined by a mutually designated physician.

      (c) TERMINATION BY THE COMPANY. The Company may terminate the Employee's employment with the Company without Cause at any time after August 31, 2007. The Company may also terminate his employment for Cause, based upon reasonable determinations by the Company's Board of Directors. For purposes of this Agreement, "Cause" shall mean: (i) conduct by the Employee constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, violation of the Company's policy on sexual harassment, misappropriation of funds or property of the Company or any of its affiliates other than the occasional, customary and de minimis use of Company property for personal purposes, or other willful misconduct; (ii) continued, willful and deliberate non-performance by the Employee of his duties hereunder (other than by reason of the Employee's physical or mental illness, incapacity or disability); (iii) the Employee's refusal or failure to follow lawful and material directives consistent with his title and position and the terms of this Agreement; (iv) conviction of the Employee for, or a plea of nolo contendere by the Employee to, any felony, or lesser crime involving fraud, embezzlement or misappropriation of the property of the Company, or other conduct by the Employee that, as reasonably determined by the Board, has resulted in, or would result in if he were retained in his position with the Company, material injury to the reputation of the Company; (v) a breach by the Employee of any of the provisions contained in this Agreement regarding Nondisclosure of Confidential Information and NonSolicitation (other than an inadvertent disclosure resulting in no harm to Company); or (vi) a material violation by the Employee of the Company's employment policies of which he had notice. The Employee will be given a reasonable opportunity (30 days maximum, in the discretion of the Company) to cure any of the "Cause" provisions that the Company's Board of Directors deem to be susceptible to cure, if the conduct has not been the subject of a prior cure.

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      (d) TERMINATION BY THE EMPLOYEE WITHOUT CAUSE. The Employee may provide notice at any time after August 31, 2007 of his intent to terminate the Employee's employment with the Company without cause. Employee must provide the Company with twelve (12) months advance written notice of his intent to terminate the employment relationship. If Employee terminates under this section, the Company may determine an earlier termination date on which employment will end. The Company shall not be required to continue employment during the notice period. If the Company elects to terminate prior to the expiration of the twelve month notice period, such termination shall be deemed a termination by Company without cause and Section 8(d) shall apply.

      (e) TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate this Agreement at any time for Good Reason, which is defined as: (i) a repeated failure of the Company to comply with a material term of the Agreement after written notice by the Employee specifying the alleged failure; or (ii) a substantial and unusual change in Employee's position, resulting in significant and unusual additional duties, responsibilities, and authority, without an offer of additional reasonable compensation as determined by Company in light of compensation levels for similarly situated employees; (iii) a substantial and unusual reduction in Employee's duties, responsibilities and authority; (iv) Company's requirement that Employee move from or render his services primarily in a location outside of the Los Angeles metropolitan area; (v) if Employee is not appointed to the Board of Directors of CCE Spinco, Inc. (or other name as such entity may assume) before, or within three months from, the closing of the spin-off transaction; (vi) Change of Control (as defined in section 9), or (vii) if there is no spin-off (as contemplated by the announcement on April 29, 2005) and no Change in Control (as defined in section 9) prior to December 31, 2006. If Employee elects to terminate for Good Reason under (i), (ii), (iii), or (iv), Company shall have thirty (30) days after written notice within which to cure.

8.    COMPENSATION UPON TERMINATION.

      (a) DEATH. If the Employee's employment with the Company terminates by reason of his death, the Company will, within 30 days, pay in a lump sum amount to such person as the Employee shall designate in a notice filed with the Company or, if no such person is designated, to the Employee's estate, the Employee's accrued and unpaid base salary, vacation pay, and prorated bonus, if any (See Exhibit A), unreimbursed expenses, and any paymesnts to which the Employee's spouse, beneficiaries, or estate may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

      (b) DISABILITY. If the Employee's employment with the Company terminates by reason of his disability, the Company shall, within 30 days, pay in a lump sum amount to the Employee his accrued and unpaid base salary, vacation pay, and prorated bonus, if any (See Exhibit A), unreimbursed expenses, and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

      (c) TERMINATION BY THE COMPANY FOR CAUSE. If the Employee's employment with the Company is terminated by the Company for Cause, the Company will, within 30 days, pay in a lump sum amount to the Employee his accrued and unpaid base salary, vacation pay,

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unreimbursed expenses and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

      (d) TERMINATION BY COMPANY WITHOUT CAUSE; TERMINATION BY EMPLOYEE FOR GOOD REASON - SEVERANCE AND CONSULTING OPTION: If employment is terminated by the Company without Cause (and other than for death or disability) or if this Agreement is terminated by Employee for Good Reason, the Company will, within 30 days, pay in a lump sum amount to the Employee his accrued and unpaid base salary through the date of termination and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies). Additionally, in lieu of a termination of employment, Employee has the option of continuing employment by electing, within ten days from notice by Company, to become a part-time consultant to Company in exchange for severance pay. In that event, Company will pay Employee the Employee's base salary ("severance pay") as set forth in Section 3(a) for a twelve month period, in periodic payments in accordance with ordinary payroll practices and deductions, provided that Employee: (i) will serve as an exclusive part-time consultant during the severance payout period; (ii) agrees not to compete with Company, directly or indirectly, during the payment and consulting period in accordance with Section 2(b); and (iii) agrees to and signs a general release of all claims (other than executory termination obligations of the Company) in a form and manner satisfactory to the Company. However, if Employee terminates for Good Reason under Section 7(e)(vii), the severance pay during the consulting period shall be $1,000,000 in addition to the salary stated in Section 3(a). If Company terminates Without Cause, and if Employee opts to continue as a part-time consultant in accordance with this Section, then Employee shall be entitled, at the end of his employment as a consultant, to accelerated vesting of a pro rata portion of outstanding options. The pro rata portion of outstanding options that shall vest immediately will be determined by applying a Vesting Factor to each option grant. The "Vesting Factor" shall be calculated by dividing the number of months since the option was granted by the total months contained in the original vesting period.

      (e) EFFECT OF COMPLIANCE WITH COMPENSATION UPON TERMINATION PROVISIONS. Upon complying with Subparagraphs 8(a) through 8(d) above, as applicable, the Company will have no further obligations to the Employee except as otherwise expressly provided under this Agreement, provided that such compliance will not adversely affect or alter the Employee's rights under any employee benefit plan of the Company in which the Employee has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto.

9. CHANGE OF CONTROL. In the event of a Change in Control, all of Employee's stock options that are outstanding on the date of such Change in Control shall become immediately and fully exercisable and any restricted stock shall no longer be restricted. For purposes of this Agreement, "Change of Control" means:
(i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (other than the Executive or entities controlled by the Executive), becomes a beneficial owner of 50% or more of the voting power of the Company; (ii) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation, sale or other transaction (unless the shareholders of the Company, immediately prior to such merger, consolidation or other transaction beneficially own,

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directly or indirectly, in substantially the same proportion as they owned the voting power of the Company, all of the voting power or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; (iii) the Company combines with another company and, immediately after such combination, (a) the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, more than 50% of the voting power of the combined company or (b) the members of the Board immediately prior to the Board's approval of the merger transaction do not constitute a majority of the combined company's board of directors; or (iv) the liquidation or dissolution of the Company. "Change of Control" does not include the spin-off of the Company announced on April 29, 2005. However, if prior to December 31, 2006, there is a Change of Control as defined above and no spin-off (as contemplated by the announcement on April 29, 2005) has occurred prior to such Change in Control, and if the successor does not assume this Agreement or offer to Employee an agreement that is at least as favorable as this Agreement, or if Employee chooses to decline such employment or other agreement with the successor, then this Agreement shall terminate and Company shall pay $1,000,000 to Employee within 30 days of the transaction but only if Employee agrees to and signs a general release of all claims (other than executory termination obligations of the Company) in a form and manner satisfactory to the Company and agrees that he shall not work for or provide his services to the successor, whether directly or indirectly, and whether characterized as an employee, a consultant, or otherwise, for a period of one year following the payment Such termination shall not entitle Employee to any further payments under Section 8 other than his accrued and unpaid base salary, vacation pay, and prorated bonus, if any, unreimbursed expenses, and any payments to which he may be entitled under any applicable employee benefit plan (according to the terms of such plans and policies).

10.   PARTIES BENEFITED; ASSIGNMENTS.

This Agreement shall be binding upon the Employee, his heirs and his personal representative or representatives, and upon the Company and its respective successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Employee, other than by will or by the laws of descent and distribution, without the Board's prior consent, and the Board shall give good faith consideration to any such request made by Employee. The Company may not assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that a transfer of this Agreement and the rights and obligations hereunder to a successor or surviving entity in connection with a sale or divestiture of all or substantially all the assets or any transaction or series of related transactions (including, without limitation, any spin-off, merger, reorganization, consolidation or purchase of outstanding equity interests), shall not be considered an assignment or transfer.

11.   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice of law or conflict provisions or rule (whether of the State of Texas any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The parties agree that the Western District of Texas is a proper venue for any court filed dispute.

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12.   DEFINITION OF COMPANY.

      As used in this Agreement, the term "Company" shall include SFX Entertainment, Inc., d/b/a Clear Channel Entertainment and any of its past, present and future divisions, parent, subsidiaries, and successors.

13.   LITIGATION AND REGULATORY COOPERATION.

      During and after the Employee's employment, the Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company; provided however, that such cooperation shall not materially and adversely affect the Employee or expose the Employee to an increased probability of civil or criminal litigation. The Employee's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company will pay the Employee on an hourly basis (to be derived from his base salary) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse the Employee for all costs and expenses incurred in connection with his performance under this paragraph, including, but not limited to, reasonable attorneys' fees and costs.

14.   INDEMNIFICATION AND INSURANCE; LEGAL EXPENSES.

      The Company shall indemnify the Employee to the fullest extent permitted by law, in effect at the time of the subject act or omission, and shall advance to the Employee reasonable attorneys' fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Employee to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Employee was not entitled to the reimbursement of such fees and expenses), and the Employee will be entitled to the protection of any insurance policies that the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement). The Company covenants to maintain during the Employee's employment for the benefit of the Employee (in his capacity as an officer and director of the Company) Directors and Officers Insurance providing benefits to the Employee no less favorable, taken as a whole, than the benefits provided to the other similarly situated employees of the Company by the Directors and Officers Insurance maintained by the Company on the date hereof.

15.   ARBITRATION.

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      The Company and Employee agree to arbitrate before a neutral Arbitrator any and all disputes or claims arising from or relating to Employee's employment with the Company, or the termination of that employment, including claims against any current or former agent or employee of the Company, whether the disputes or claims arise in tort, contract, or statute. The parties understand and agree that arbitration shall be the sole and exclusive method of resolving any and all disputes or claims arising out of Employee's employment with the Company or the termination thereof. Such disputes or claims will not be subject to trial by jury or by a court of any jurisdiction.

      The Company and Employee understand and agree that nothing in this Agreement shall prevent either party from seeking from a court the remedy of an injunction for a claimed misappropriation of a trade secret, patent right, copyright, trademark, or any other intellectual or confidential property. Nothing in this Agreement should be interpreted as restricting or prohibiting the Employee from filing a charge or complaint of discrimination or retaliation with a federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation. Any dispute or claim that is not resolved through the federal, state, or local agency must be submitted to arbitration in accordance with this Agreement. Either party to this Agreement may, if necessary, seek judicial relief in order to enforce this agreement to arbitrate and/or seek dismissal for the failure to honor this agreement to arbitrate. Any demand for arbitration by either the Employee or the Company shall be submitted within the statute of limitations that is applicable to the claim(s) upon which arbitration is sought or required. Any failure to demand arbitration within this timeframe shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration.

      A party seeking to initiate arbitration must submit a "Request For Arbitration" in writing to the other party within the applicable statute of limitations period if the matter had been brought in a court of law. If the "Request For Arbitration" is not submitted in accordance with the aforementioned time limitations, the initiating party will not be able to raise the claim in arbitration or any other forum. The Request For Arbitration shall, unless otherwise required by law, clearly state "Request For Arbitration" at the beginning of the first page and include the following information: (i) a factual description of the dispute in sufficient detail to advise the responding party of the nature of the dispute; (ii) the names, work locations and telephone numbers of any witnesses with knowledge relevant to the dispute; and (iii) the relief requested.

      A Request for Arbitration from Employee must be submitted to the Company. A Request for Arbitration from the Company must be mailed to Employee's last known address or hand-delivered to Employee. The party to whom the Request for Arbitration is directed will respond within 30 days so that the Parties can begin the process of selecting an Arbitrator. Such response may include any counterclaims.

      The Company and Employee understand and agree that all claims and disputes will be resolved by a single Arbitrator mutually selected by the Company and Employee. If the parties cannot agree on an Arbitrator within a reasonable period of time, then a list of 7 Arbitrators, experienced in employment matters, shall be obtained from the Federal Mediation and

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Conciliation Service. The Arbitrator will be selected by the Parties, who will alternately strike names from the list. A coin toss shall decide which party strikes the first name from the list. The last name remaining on the list will be the Arbitrator selected to resolve the dispute. Upon selection, the Arbitrator shall set an appropriate time, date and place for the arbitration, after conferring with the parties. The Company and Employee understand and agree that the arbitration shall be conducted in accordance with the existing National Rules for the Resolution of Employment Disputes of the American Arbitration Associations;-provided, however, that the Arbitrator shall allow the parties all reasonable discovery authorized by the Federal Rules of Civil Procedure or any other discovery provided by applicable state law in arbitration proceedings. Also, to the extent that any of the National Rules for the Resolution of Employment Disputes or anything in this Agreement conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. Employee and the Company also agree that nothing in this Agreement relieves either of them from any obligation they may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Agreement. The arbitration shall be conducted in Los Angles, California, or such other location as agreed by the Company and the Employee.

      The Arbitrator shall have authority to award any remedy that would be available to the Company or Employee if the party brought the same claim in a court of law. The Company and Employee understand and agree that the Arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The Arbitrator shall have the authority only to determine the issue(s) submitted to him/her. The issue(s) must be identifiable in the "Request For Arbitration" or counterclaim(s). Except as required by law, any issue(s) not identifiable in those documents is/are outside the scope of the Arbitrator's jurisdiction and any award involving such issue(s), upon motion by a party, shall be vacated. The Arbitrator's award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.

      The Company and Employee understand and agree that the Company will bear the Arbitrator's fee, as well as any other type of expense or cost that Employee would not be required to bear if he was free to bring the dispute or claim in court and any other expense or cost that is unique to arbitration. The Company and Employee shall each pay their own attorney' fees incurred in connection with the arbitration, and the Arbitrator shall have the authority to make an award of attorneys' fees to the prevailing party. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator will decide that issue.

      The Company and Employee understand and agree that this agreement to arbitrate shall be governed by the Federal Arbitration Act.

16.   REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE.

      The Employee represents and warrants to the Company that he is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of Company hereunder. The Employee also represents

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and warrants to the Company that he is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

17.   MISCELLANEOUS.

This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. The failure of a party to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce any provision of this Agreement. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof or the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

18.   NOTICES.

      Any notice provided for in this Agreement will be in writing and will be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid. If to the Board or the Company, the notice will be sent to Mark P. Mays, President and Chief Executive Officer of Clear Channel Communications, Inc., 200 E. Basse Rd., San Antonio, Texas 78209. If to the Executive, the notice will be sent to Michael Rapino, 7651 Willow Glen Road, Los Angeles, California, 90046. Such notices may alternatively be sent to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt.

      IN WITNESS WHEREOF, the parties have duly executed end delivered this Agreement as of the date first written above.

                                         EMPLOYEE:

DATE: 08/17/05                           /s/ Michael Rapino
                                         ------------------------
                                         MICHAEL RAPINO

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                                     SFX ENTERTAINMENT, INC., D/B/A CLEAR
                                     CHANNEL ENTERTAINMENT

DATE:  8/17/05                       BY: /s/ Randall Mays
                                         ------------------------
                                         RANDALL MAYS
                                         INTERIM CEO

                                     CLEARCHANNEL COMMUNICATIONS, INC.

DATE: 8/17/05                        BY: /s/ Mark P. Mays
                                         --------------------------
                                         MARK P. MAYS
                                         PRESIDENT AND CEO

                                   EXHIBIT A

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